Exhibit 24

                      POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of BankAmerica Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Charles M. Berger and James W. Kiser, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) one or more Registration Statements of BankAmerica Corporation on Form S-8 relating to the issuance of up to 120,000,000 shares of the Common Stock of BankAmerica Corporation pursuant to Take Ownership! The BankAmerica Global Associate Stock Option Program and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statements"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of BankAmerica Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as BankAmerica Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of BankAmerica Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, BankAmerica Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

                              BANKAMERICA CORPORATION


                              By:  /s/ Hugh L. McColl, Jr.
                                   Hugh L. McColl, Jr.
                                   Chairman of the Board
                                   and Chief Executive Officer
Dated:    October 28, 1998


     Signature                   Title              Date



/s/ Hugh L. McColl, Jr.  Chairman of the Board,  October 28, 1998
Hugh L. McColl, Jr.      Chief Executive Officer
                         and Director
                         (Principal Executive Officer)


/s/ James H. Hance, Jr.  Vice Chairman and      October 28, 1998
James H. Hance, Jr.      Chief Financial Officer
                         (Principal Financial Officer)


/s/ Marc D. Oken         Executive Vice          October 28, 1998
Marc D. Oken             President and
                         Principal Financial
                         Executive
                         (Principal Accounting Officer)


/s/ Charles W. Coker     Director               October 28, 1998
Charles W. Coker


                         Director               October __, 1998
David A. Coulter


/s/ Timm F. Crull        Director               October 28, 1998
Timm F. Crull


/s/ Alan T. Dickson      Director               October 28, 1998
Alan T. Dickson


/s/ Kathleen Feldstein   Director               October 28, 1998
Kathleen Feldstein


/s/ Paul Fulton          Director               October 28, 1998
Paul Fulton


/s/ Donald E. Guinn      Director                October 28, 1998
Donald E. Guinn


/s/ C. Ray Holman        Director               October 28, 1998
C. Ray Holman


/s/ W.W. Johnson         Director               October 28, 1998
W. W. Johnson


/s/ Walter E. Massey     Director               October 28, 1998
Walter E. Massey


/s/ Richard M. Rosenberg Director               October 28, 1998
Richard M. Rosenberg


/s/ O. Temple Sloan, Jr. Director               October 28, 1998
O. Temple Sloan, Jr.


/s/ Meredith R. Spangler Director               October 28, 1998
Meredith R. Spangler


/s/ A. Michael Spence    Director               October 28, 1998
A. Michael Spence


/s/ Ronald Townsend      Director               October 28, 1998
Ronald Townsend


                         Director               October __, 1998
Solomon D. Trujillo


/s/ Jackie M. Ward       Director               October 28, 1998
Jackie M. Ward


/s/ Virgil R. Williams   Director               October 28, 1998
Virgil R. Williams


/s/ Shirley Young        Director                October 28, 1998
Shirley Young





BankAmerica Corporation

Extract of Board of Director Resolutions

September 23, 1998

     RESOLVED, that James W. Kiser and Charles M. Berger be, and each of them with full power to act without the other hereby is, authorized and empowered to sign the aforesaid Registration Statements [relating to Take Ownership! The BankAmerica Global Associate Stock Option Program] and any amendment or amendments thereto (including any post-effective amendments) on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the principal executive officer, the principal financial officer, the principal accounting officer and any other officer of the Corporation.




                   CERTIFICATE OF SECRETARY


     I, ALLISON L. GILLIAM, Assistant Secretary of BankAmerica Corporation, a corporation duly organized and existing under the laws of the State of Delaware, do hereby certify that the foregoing is a true and correct extract of resolutions duly adopted by a majority of the entire Board of Directors of said Corporation at a meeting of said Board of Directors held on September 23, 1998, at which meeting a quorum was present and acted throughout and that said resolution is in full force and effect and has not been amended or rescinded as of the date hereof.

     IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of said corporation this 29th day of December, 1998.



(SEAL)



                                   /s/ Allison L. Gilliam
                                   Allison L. Gilliam
                                   Assistant Secretary